                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of June, 1999 BETWEEN:

         (1) Successories, Inc., an Illinois corporation ("the Company"); and,

         (2) Michael H. McKee, a resident of Illinois ("the Employee").

         THE COMPANY AND THE EMPLOYEE HEREBY AGREE, in consideration of the mutual obligations and covenants set forth below, to the following terms and conditions:

1.   EMPLOYMENT

     1.1 The Company shall continue to employ the Employee as a Senior Vice President/Creative Director subject to the terms and conditions specified in this Employment Agreement ("the Employment").

     1.2 The Employment pursuant to this Employment Agreement shall continue until June 1, 2002 ("the Term of Employment").

     1.3 Unless either party to this Employment Agreement, at least one year prior to the conclusion of the Term of Employment, provides written notice to the other party that it wishes not to renew this Employment Agreement, then the Term of Employment will be automatically extended for one additional year. There is no limit on the number of extensions of the Term of Employment that may occur pursuant to this section.

2.   COMMENCEMENT AND PLACE OF EMPLOYMENT

     The Company hereby continues to employ the Employee as a Senior Vice President/Creative Director effective on the date specified above, and the Employee hereby accepts such continued employment on the terms and conditions set forth in this Employment Agreement. The Employment shall be in Aurora, Illinois.

3.   DUTIES

     The Employee shall faithfully and diligently perform the duties and responsibilities assigned to him by the Company, provided that such duties are commensurate with the Employee's title.

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4.  EXCLUSIVITY OF SERVICE

     While employed by the Company, the Employee shall devote all of his time, attention, and energies to the Company's business; provided that it shall not be a violation of this Agreement for the Employee to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures and fulfill speaking engagements, (iii) manage personal investments, or (iv) engage in the sale of personal paintings and drawings to individuals for noncommercial use (excluding original artworks created for Successories' product), so long as such activities under clauses (i), (ii), (iii) or (iv) do not interfere, in any material respect, with the Employee's responsibilities hereunder.

5.  COMPENSATION AND BENEFITS

     5.1 Effective as of June 1, 1999, the Company shall pay the Employee a minimum base salary of ONE HUNDRED FIFTY THOUSAND ($150,000) per year, payable in arrears on a monthly basis. The Company may make deductions or withholdings as required by applicable State and Federal law, or as may be or has been consented to by the Employee. The minimum base salary shall be adjusted on an annual basis (but not reduced below the minimum base salary set forth above in this paragraph) by the Company for purposes of the second, third, and, if applicable, any succeeding year of the Employment due to its extension. Notwithstanding anything in the foregoing to the contrary, it is the current intent of the Company to grant to the Employee an increase in his base salary as of February 1, 2000, based on the Company's performance as attached hereto on Exhibit A.

     5.2 The Employee shall be eligible to participate in the bonus plan(s) made available generally to the CEO, COO and senior executives of the Company.

     5.3 The Company shall also reimburse the Employee, against receipts or other satisfactory evidence, all reasonable business expenses properly incurred by him in the course of the Employment and in accordance with the Company's rules relating to reimbursement of expenses.

     5.4 The Company shall also provide the Employee with paid vacation in accordance with the Company's policies, but in no event less than twenty (20) days per annum, to be taken at such time as is mutually agreed between the Employee and the Company. The Employee will not forfeit any paid vacation days that are not taken in any year.

     5.5 The Company shall also afford the Employee certain fringe benefits and perquisites at least equal to those made available by the Company to its other senior executive employees, and in accordance with the terms of such plans and policies, including but not limited to entitlement to holidays, personal leave, sick leave, family leave, medical insurance, disability insurance, dental insurance, and life insurance.

     5.6 The Employee shall also be entitled to receive options to be granted under the Company's stock option plan as determined by the Compensation Committee of the Board of Directors.

     5.7 Upon execution of this contract, the Company shall grant to the Employee an option to purchase 75,000 shares of Company stock with a grant price equal to $2.875 per share, which grant shall be reflected in a Stock Option Agreement attached hereto as Exhibit B.

6.   REASONABLENESS OF RESTRICTIONS

         The Employee acknowledges that, during the term of Employment, the Company will provide the Employee with the use of and access to trade secrets and confidential information. In turn, the Employee recognizes that, while performing his duties hereunder he will have access to and come into contact with trade secrets and confidential information belonging to the Company and will obtain personal knowledge of and influence over its customers and/or employees. The Employee therefore agrees that the restrictions contained in Sections 7, 8, and 9 are reasonable and necessary to protect the legitimate business interests of the Company both during and after the termination of the Employment.

7.       CONFIDENTIALITY

     7.1 The Employee shall neither during the Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination thereof directly or indirectly:

          7.1.1 use for his own purposes or those of any other person, company, business entity, or other organization whatsoever, or

          7.1.2 disclose to any person, company, business entity, or other organization whatsoever,

any trade secrets or confidential information relating or belonging to the Company, including but not limited to any such information relating to clients or customers, client or customer lists or requirements, market information, business plans or dealings, financial information and plans, trading models, market access information, research activities, any document marked Confidential, or any information which the Employee has been told is Confidential, or any information which has been given the Company in confidence by customers, suppliers, or other persons.

8.       TRADE SECRETS

     8.1 During the term of this Employment Agreement, the Employee acknowledges that he will be afforded access to and become familiar with various trade secrets of the Company, including, but not necessarily be limited to the following: the Company's business plans, financial information, marketing strategies, customer or client lists, software and research and proprietary technology information. The Employee acknowledges that these trade secrets are owned and shall continue to be owned solely by the Company and that they contain specialized and confidential information not generally known in the industry and which constitute the Company's trade secrets. The Employee recognizes and acknowledges that it is essential to the Company to protect this trade secret information.

     8.2 The Employee further represents to the Company that, as an inducement for his continued employment, the Employee will hold this information in trust and confidence for the Company's sole benefit and use during the Employment and after the Employment terminates the Employee agrees not to use this information for any purpose whatsoever or to divulge this information to any person other than the Company without express written authorization unless such information shall no longer constitute trade secret information other than as a result of conduct of the Employee in violation of this Section 8.2.

9.   POST-TERMINATION OBLIGATIONS

     9.1 Non-Competition. The Employee hereby agrees that, during his employment by the Company pursuant to this Employment Agreement and for a period of one (1) year or for a period of time which corresponds to the total severance payment made to Employee hereunder, whichever is greater, following the termination of the Employment under this Employment Agreement, he will not, directly or indirectly and in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than 2.5% in a company with publicly traded equity securities):

         9.1.1 own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business competing with any business of the Company in the one (1) year immediately preceding such termination;

         9.1.2 contact, interfere with, solicit on behalf of another, or attempt to entice away from the Company (or any affiliate or subsidiary of the Company):

               (1) any client or customer of the Company (or any affiliate or subsidiary of the Company); or

               (2) any contract, agreement or arrangement that the Company (or any affiliate or subsidiary of the Company) is actively negotiating with any other party; or

               (3) any prospective business opportunity that the Company (or any affiliate or Subsidiary of the Company) has identified, unless the Company has declined to pursue such opportunity.


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

     9.2 NON-SOLICITATION OF EMPLOYEES. The Employee hereby agrees that he will not, for a period of one (1) year or for a period of time which corresponds to the total severance payment made to Employee hereunder, whichever is greater, immediately following the termination of his employment, howsoever arising, either on his own account or in conjunction with or on behalf of any other person, company, business entity, or other organization whatsoever directly or indirectly:

          9.2.1 induce, solicit, entice or procure any person who is an employee of the Company to leave such employment, where that person is:

               (i) is a Company Employee on the Termination Date; or

               (ii) had been a Company Employee in any part of the one (1) year period immediately preceding the Termination Date; or

          9.2.2 accept into employment or otherwise engage or use the services of any person who:

               (i)  is a Company Employee on the Termination Date; or

              (ii) had been a Company Employee in any part of the one (1) year period immediately preceding the Termination Date.

10.      TERMINATION

     10.1 The Company and the Employee agree that this employment relationship is for a term of three (3) years commencing on the date specified in paragraph
1.3 of this Employment Agreement.

     10.2 On termination of the Employment for whatever reason, the Employee shall return to the Company in accordance with its instructions all of the Company's proprietary technology and trading models, records, software, models, reports, and other documents and any copies thereof and any other property belonging to the Company which are in the Employee's possession or under his control. The Employee shall, if so required by the Company, confirm in writing his compliance with his obligations under this paragraph.

     10.3 The termination of the Employment shall be without prejudice to any right the Employee or the Company may have in respect of any breach by the other of any provisions of this Employment Agreement which may have occurred prior to such termination.

     10.4 In the event of termination of the Employment hereunder however arising, the Employee agrees that he will not at any time after such termination represent himself as still having any connection with the Company, except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements.

     10.5 Notwithstanding anything to the contrary in this Employment Agreement, the Company may terminate this Employment Agreement for "just cause" by providing to the Employee written notice of the termination on account of just cause and the specific grounds thereof. Upon termination of the Employment for just cause, the Employment will immediately end and the Employee will not be entitled to receive any further compensation after that date except as may be required by law. The term "just cause" means (a) an act of fraud or dishonesty by the Employee that results directly or indirectly in gain or personal enrichment of the Employee at the Company's expense, (b) an act by the Employee that the Company's Board of Directors reasonably believes constitutes a felony, or (c) any material breach by the Employee of any provision of this Employment Agreement that has not been cured by the Employee within 30 days of written notice of such a breach from the Company.

     10.6 Notwithstanding anything to the contrary in this Employment Agreement, the Company's obligations under this Employment Agreement shall cease or terminate upon the death of the Employee or upon the determination that the Employee has a disability. Upon the death of the Employee, the Company shall pay the surviving spouse (if any) of the Employee six (6) months of the then current base salary of the Employee and any other compensation or pro rata bonus due the Employee; if there is no surviving spouse, the Company shall pay those sums to the estate of the Employee. For purposes of this paragraph only, the Employee will be deemed to have a "disability" only where the Employee has suffered a physical or mental illness, injury, or infirmity that prevents the Employee from fulfilling all of his material duties under this Employment Agreement for at least ninety (90) consecutive days and the Company's Board of Directors has determined in good faith and with the advice of the Employee's physician (or other relevant medical professional), that the Employee's illness, injury, or infirmity is more than likely to continue indefinitely. In these circumstances, after a determination has been made in good faith by the Company's Board of Directors that the Employee has a disability, the Company shall pay to the Employee, the Employee's guardian or administrator, or the Employee's estate, the then current base salary provided under this Employment Agreement commencing with the first month after the determination of the existence of a disability and until the expiration of the Employment Agreement or for a period of six (6) months, whichever is lesser.

     10.7 Notwithstanding anything to the contrary in this Employment Agreement, the Company may, in connection with the notice of non-renewal delivered to the Employee pursuant to paragraph 1.4, elect not to utilize the Employee's services during the remainder of the Term of Employment and relieve the Employee of any further obligation to perform his duties under this Employment Agreement. If the Company so elects, then the Employee shall cease to occupy his office or otherwise have access to the Company and the Company shall pay and will remain obligated to pay the Employee the remainder of his base salary and all other benefits for the lesser of (1) 24 months or (2) the remainder of the Term of Employment, and the Company shall pay the Employee his bonus for the year of termination (which shall be determined in a comparable manner to how bonuses are determined for other senior executives of the Company for that year). In such event, the Employee will not be required to mitigate his damages by seeking other alternative employment during the remainder of the Term of Employment under this Employment Agreement.

     10.8 Notwithstanding anything to the contrary in this Employment Agreement, the Employee may terminate the Employment under this Employment Agreement for good reason in which event the Company shall still have the same obligations to the Employee as provided in paragraph 5. For purposes of this paragraph, "good reason" shall mean: (a) without the Employee's express written consent, the assignment to the Employee of any duties inconsistent with his title, position, duties, responsibilities, and status with the Company prior to a Change in Control as hereinafter defined, or a change in his reporting responsibilities, title, or duties as in effect after a Change in Control, or any removal of the Employee from or any failure to reelect him to any such positions, except in connection with the termination of the Employment for just cause, disability, or as a result of his death; provided, however, that removal from or failure to reelect the Employee as a member of the Board of Directors shall not constitute "good reason"; (b) (i) a reduction in the Employee's minimum base salary or (ii) a material reduction in the Employee's benefits or material breach of the Company's obligations undertaken in this Employment Agreement; (c) subsequent to a Change in Control of the Company, the failure by the Company to obtain the assumption of the obligation to perform this Employment Agreement by any successor; or (d) subsequent to a Change in Control of the Company, any purported termination of the Employee's Employment which is not effected pursuant to a notice of termination satisfying the requirements of paragraphs
1.4 or 10 hereof. For purposes of this Section 10.8, the term "Change in Control" means the occurrence of one or more of the following: (i) without prior approval of the Board of Directors, a single entity or group of affiliated entities acquires more than 50% of the Company's outstanding stock, (ii) the Company is involved in a merger or a sale of all or substantially all of its assets so that its shareholders before the merger or sale own less than 50% of the voting power of the surviving or acquiring corporation, (iii) a liquidation or dissolution of the Company occurs, (iv) a change in the majority of the Board of Directors occurs during any twenty-four (24) month period without the approval of a majority of the directors in office at the beginning of such period. In the event that the Employee determines to terminate his Employment for good reason, and the reason for termination is an alleged violation of subsections (a) and/or (b)(ii) above, the Employee shall be obligated to give notice of termination of thirty (30) days to the Company, which notice shall identify the reason for such termination, and the Company shall have a reasonable opportunity to cure any such alleged defects. In the event of any termination by the Employee for "good reason," the Employee shall be entitled to the remainder of the base salary due for the lesser of (1) 24 months or (2) the remaining Term of Employment.

11.      SEVERABILITY

         The various provisions and sub-provisions of this Employment Agreement are severable, and if any provision or sub-provision or identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions or sub-provisions or identifiable parts in this Employment Agreement.


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

12.      WARRANTY

         The Employee represents and warrants that he is not prevented by any other employment agreement, arrangement, contract, understanding, Court Order or otherwise, which in any way directly or indirectly conflicts, is inconsistent with, or restricts or prohibits him from fully performing the duties of the Employment, in accordance with the terms and conditions of this Employment Agreement.

13.      NOTICES

         Any notice to be given hereunder may be delivered (a) in the case of the Company by first class mail addressed to its Registered Office and (b) in the case of the Employee, either to him personally or by first class mail to his last known residence address. Notices served by mail shall be deemed given 3 days after the date on which they are mailed.

14.      WAIVERS AND AMENDMENTS

         No act, delay, omission, or course of dealing on the part of any party hereto in exercising any right, power, or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers, and remedies under this Employment Agreement. This Employment Agreement may be amended only by a written instrument signed by the Employee and a duly authorized officer of the Company or the Board of Directors.

15.      PRIOR AGREEMENTS

         This Employment Agreement cancels and is in substitution for all previous letters of engagement, offer letters, agreements (including the employment agreement by and between Celex Group, Inc. and Michael H. McKee, dated June 1, 1996), and arrangements (whether oral or in writing) relating to the subject-matter hereof between the Company and the Employee, all of which shall he deemed to have been terminated by mutual consent, with the exception of any rights the Employee may have under any stock option plan or bonus plan previously in existence. This Employment Agreement constitutes the entire terms and conditions of the Employee's employment and no waiver or modification thereof shall be valid unless in writing, signed by the parties, and only to the extent therein set forth.

16.      ARBITRATION JURISDICTION AND GOVERNING LAW

         Except for disputes arising under or in connection with Sections 7, 8, and 9, all disputes arising under or in connection with this Employment Agreement or concerning in any way the Employee's employment shall be submitted exclusively to arbitration in Chicago, Illinois under the Rules of the American Arbitration Association then in effect, and the decision of the arbitrator shall be final and binding upon the parties. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction. The Employee and the Company consent to personal jurisdiction of any state or federal court sitting in Du Page County, Illinois, in order to enforce any arbitration judgment or the rights of the Employee or of the Company under Sections 7, 8, and 9 and waive any objection that such forum is inconvenient. The Employee and the Company hereby consent to service of process in any such action by U.S. mail or other commercially reasonable means of receipted delivery. The parties also agree that the party found to be at fault shall reimburse the other party for all reasonable attorneys' fees that the other party incurs in pursing their remedies in good faith under this Employment Agreement.

17.      GOVERNING LAW

         This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

18.      ASSIGNABILITY

         The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Company. The Employee may not assign his rights or obligations hereunder without the express written consent of the Company.

19.      HEADINGS; CONSTRUCTION

         The headings contained in this Employment Agreement are inserted for reference and convenience only and in no way define, limit, extend, or describe the scope of this Employment Agreement or the meaning or construction of any of the provisions hereof. As used herein, unless the context otherwise requires, the single shall include the plural and vice versa, words of any gender shall include words of any other gender, and "or" is used in the inclusive sense.

20.      SURVIVAL OF TERMS

         If this Employment Agreement is terminated for any reason, the provisions of Sections 7, 8, and 9 shall survive and the Employee and the Company, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.

21.      EMPLOYEE ACKNOWLEDGMENT AND ADVICE OF COUNSEL

         THE EMPLOYEE REPRESENTS THAT HE HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND THE EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF THE EMPLOYEE BREACHES THE AGREEMENT.


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         AS WITNESS the hands of a duly authorized officer of the Company and of the Employee the day and year first before written.


SIGNED by Gary J. Rovansek               )   /s/ Gary J. Rovansek
For and on behalf of Successories, Inc.  )   ----------------------------------


                                             ----------------------------------
                                             Date


SIGNED by Michael H. McKee               )       /s/ Michael H. McKee
                                         )   ----------------------------------


                                             ----------------------------------
                                             Date


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                                                                    EXHIBIT A

                      FEBRUARY 1, 2000 BASE SALARY INCREASE
                      -------------------------------------


                Successories, Inc.
                Fiscal Year 1999                                 Increase in
                Audited Operating Profit                         Base Salary*
                ------------------------                         ------------
                $1.5 million                                     $20,000

                $2.0 million                                     $30,000

                $2.5 million                                     $40,000

                $3.0 million and above                           $50,000


* In the event that the audited operating profit of Successories, Inc. for fiscal year 1999 is between any of the above thresholds (e.g. between $2.0 million and $2.5 million), it is the Company's current intent to increase the Employee's base salary on a prorated basis to reflect the difference between actual profit and the applicable thresholds (e.g., $2.2 million would result in a $34,000 increase in the Employee's base salary). If there is a material change in the plan outside of management's control that prohibits the attainment of the minimum increase in the above schedule, as determined in the sole discretion of the Compensation Committee of the Board of Directors, the Employee shall receive an increase in his base salary of $30,000 as of February 1, 2000.